UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

Health Revenue Assurance Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-173039	99-0363866
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8551 W. Sunrise Boulevard, Suite 304 Plantation, Florida	33322
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-472-2340

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03    Bankruptcy or Receivership.

On August11, 2014 (the “Petition Date”), Health Revenue Assurance Associates, Inc. ( “HRAA”), the operating subsidiary of Health Revenue Assurance Holdings, Inc. (the “Company”), filed a voluntary petition in the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”) seeking relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The Chapter 11 case is being administered under Case No. 52-2322643. HRAA continues to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2014, the Company, HRAA and Todd Willis, the Company’s Chief Executive Officer, entered into a new two-year Employment Agreement.  In accordance with the Agreement, Mr. Willis will receive an annual base salary of $175,000.  The base salary shall increase upon the Company meeting certain performance milestones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH REVENUE ASSURANCE HOLDINGS, INC.

Date: August 12, 2014	By:	/s/ Todd Willis
	Name:	Todd Willis
	Title:	Chief Executive Officer